Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-219630

Issuer Free Writing Prospectus, dated February 21, 2018

The Boeing Company

Final Term Sheet

$350,000,000 2.800% Senior Notes due 2023

Summary of Final Terms

Dated February 21, 2018

Issuer	The Boeing Company

Principal Amount	$350,000,000

Trade Date	February 21, 2018

Settlement Date (T+2)	February 23, 2018

Maturity Date	March 1, 2023

Treasury Benchmark	2.375% due January 31, 2023

Treasury Price / Yield	98-20+ / 2.670%

Spread to Treasury	+38 bps

Reoffer Yield	3.050%

Price to Public[1]	98.844%

Gross Fee Spread	0.350%

Coupon (Interest Rate)	2.800%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2018 (long first coupon)

Call Provision	MWC @ T+10 bps at any time prior to February 1, 2023 (one month prior to maturity); par call at any time on or after February 1, 2023

CUSIP / ISIN	097023BW4 / US097023BW42

Joint Book-Running Managers	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC BNP Paribas Securities Corp. Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

ICBC Standard Bank plc [2]

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. BNY Mellon Capital Markets, LLC Standard Chartered Bank [3] SunTrust Robinson Humphrey, Inc. Westpac Capital Markets, LLC

Junior Co-Managers	Academy Securities Inc. Apto Partners, LLC Great Pacific Securities Loop Capital Markets LLC MFR Securities The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from February 23, 2018.
2	ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.
3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 and J.P. Morgan Securities LLC at 1-212-834-4533.

$350,000,000 3.250% Senior Notes due 2028

Summary of Final Terms

Dated February 21, 2018

Issuer	The Boeing Company

Principal Amount	$350,000,000

Trade Date	February 21, 2018

Settlement Date (T+2)	February 23, 2018

Maturity Date	March 1, 2028

Treasury Benchmark	2.750% due February 15, 2028

Treasury Price / Yield	98-14+ / 2.930%

Spread to Treasury	+58 bps

Reoffer Yield	3.510%

Price to Public [1]	97.818%

Gross Fee Spread	0.450%

Coupon (Interest Rate)	3.250%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2018 (long first coupon)

Call Provision	MWC @ T+10 bps at any time prior to December 1, 2027 (three months prior to maturity); par call at any time on or after December 1, 2027

CUSIP / ISIN	097023BX2 / US097023BX25

Joint Book-Running Managers	Goldman Sachs & Co. LLC Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated BBVA Securities Inc. Credit Suisse Securities (USA) LLC Santander Investment Securities Inc.

Senior Co-Managers

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

ICBC Standard Bank plc [2]

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. BNY Mellon Capital Markets, LLC Standard Chartered Bank [3] SunTrust Robinson Humphrey, Inc. Westpac Capital Markets, LLC

Junior Co-Managers	Academy Securities Inc. Guzman & Company Loop Capital Markets LLC Penserra Securities LLC Siebert Cisneros Shank & Co., L.L.C. Tribal Capital Markets, LLC The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from February 23, 2018.
2	ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.
3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, Barclays Capital Inc. toll-free at 1-888-603-5847 and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

$350,000,000 3.550% Senior Notes due 2038

Summary of Final Terms

Dated February 21, 2018

Issuer	The Boeing Company

Principal Amount	$350,000,000

Trade Date	February 21, 2018

Settlement Date (T+2)	February 23, 2018

Maturity Date	March 1, 2038

Treasury Benchmark	2.750% due November 15, 2047

Treasury Price / Yield	91-06 / 3.212%

Spread to Treasury	+68 bps

Reoffer Yield	3.892%

Price to Public [1]	95.273%

Gross Fee Spread	0.750%

Coupon (Interest Rate)	3.550%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2018 (long first coupon)

Call Provision	MWC @ T+15 bps at any time prior to September 1, 2037 (six months prior to maturity); par call at any time on or after September 1, 2037

CUSIP / ISIN	097023BY0 / US097023BY08

Joint Book-Running Managers	Goldman Sachs & Co. LLC SMBC Nikko Securities America, Inc. Wells Fargo Securities, LLC Credit Agricole Securities (USA) Inc. Lloyds Securities Inc. U.S. Bancorp Investments, Inc.

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

ICBC Standard Bank plc [2]

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

Co-Managers	ANZ Securities, Inc. BNY Mellon Capital Markets, LLC Standard Chartered Bank [3] SunTrust Robinson Humphrey, Inc. Westpac Capital Markets, LLC

Junior Co-Managers	Academy Securities Inc. Blaylock Van, LLC CastleOak Securities C.L. King & Associates, Inc. Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from February 23, 2018.
2	ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.
3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

$350,000,000 3.625% Senior Notes due 2048

Summary of Final Terms

Dated February 21, 2018

Issuer	The Boeing Company

Principal Amount	$350,000,000

Trade Date	February 21, 2018

Settlement Date (T+2)	February 23, 2018

Maturity Date	March 1, 2048

Treasury Benchmark	2.750% due November 15, 2047

Treasury Price / Yield	91-06 / 3.212%

Spread to Treasury	+83 bps

Reoffer Yield	4.042%

Price to Public [1]	92.785%

Gross Fee Spread	0.875%

Coupon (Interest Rate)	3.625%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2018 (long first coupon)

Call Provision	MWC @ T+15 bps at any time prior to September 1, 2047 (six months prior to maturity); par call at any time on or after September 1, 2047

CUSIP / ISIN	097023BZ7 / US097023BZ72

Joint Book-Running Managers	Goldman Sachs & Co. LLC Deutsche Bank Securities Inc. Mizuho Securities USA LLC Commerz Markets LLC MUFG Securities Americas Inc. SG Americas Securities, LLC

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

ICBC Standard Bank plc [2]

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. BNY Mellon Capital Markets, LLC Standard Chartered Bank [3] SunTrust Robinson Humphrey, Inc. Westpac Capital Markets, LLC

Junior Co-Managers	Academy Securities Inc. Drexel Hamilton, LLC Loop Capital Markets LLC Multi-Bank Securities, Inc. Mischler Financial Group, Inc. Telsey Advisory Group LLC The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from February 23, 2018.
2	ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.
3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 and Mizuho Securities USA LLC toll-free at 1-866-271-7403.